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                                                                      Exhibit 21

                             ALLFIRST FINANCIAL INC

                           Subsidiaries of Registrant

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                                                                            Jurisdiction of
Name                                                                        Incorporation
----                                                                        -------------
Allfirst Bank                                                               Maryland
  Allfirst Annuities Agency Corporation                                     Maryland
  Allfirst Brokerage Corporation                                            Maryland
  Allfirst Insurance Corporation                                            Maryland
  Allfirst Trust Company National Association                               United States
     Allfirst Trust Company of Pennsylvania N.A.                            United States
  Allfirst Realty Holding, Inc.                                             Virginia
     Allfirst Mortgage Trust                                                Maryland
  Allied Investment Advisors, Inc.                                          Maryland
  EMS Financial, Inc.(fka Eastern Mortgage Servicies, Inc.)                 Pennsylvania
  First Maryland Bancorp Fund, L.P (indirect ownership)                     Delaware
  First Maryland International Banking Corporation (inactive)               United States
  Sussex Capital Corporation                                                Delaware
  WMATA 1998 - 1stM-B4 Trust                                                Maryland
  CH Bowie Park, Limited                                                    Maryland
  CH Burtonsville, L.L.C.                                                   Maryland
  CH Naples, L.L.C.                                                         Maryland
  CH Residential Properties, L.L.C.                                         Maryland
  CH Wyemoor Limited L.L.C.                                                 Maryland
  Cheasapeake Holdings Company                                              Maryland
     CH Burtonsville, L.L.C.                                                Maryland
     CH Naples, L.L.C.                                                      Maryland
     CH Wyemoor Limited, L.L.C.                                             Maryland
     Chesapeake Holdings 198, L.L.C.                                        Maryland
     Chesapeake Holdings Belmont, L.L.C.                                    Maryland
     Chesapeake Holdings Presidential, L.L.C.                               Maryland
     Chesapeake Holdings Rainbow, L.L.C. (inactive)                         Maryland
     Chesapeake Holdings Riva Road, L.L.C.                                  Maryland
     Chesapeake Holdings Somerset, L.L.C. (inactive)                        Maryland
  Chesapeake Holdings II, Limited                                           Maryland
  Chesapeake Holdings 198, L.L.C.                                           Maryland
  Chesapeake Holdings Belmont, L.L.C.                                       Maryland
  Chesapeake Holdings BP Development, Limited                               Maryland
  Chesapeake Holdings BP Property, Limited                                  Maryland
  Chesapeake Holdings Fort Myers, Limited Corporation                       Maryland
  Chesapeake Holdings Nottoway, Limited                                     Maryland
  Chesapeake Holdings Presidential  , L.L.C.                                Maryland
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
  Chesapeake Holdings Radio, Limited                                        Maryland
  Chesapeake Holdings Rainbow, L.L.C. (inactive)                            Maryland
  Chesapeake Holdings Riva Road, L.L.C.                                     Maryland
  Chesapeake Holdings Riverside, Limited                                    Maryland
  Chesapeake Holdings S.C., L.L.C.                                          Maryland
  Chesapeake Holdings Somerset, L.L.C.                                      Maryland
  Chesapeake Holdings Sun Marine, Limited (inactive)                        Maryland
  Chesapeake Holdings III, Limited                                          Viginia
  Chesapeake Holdings Winchester, Limited                                   Maryland
  Financial Land Company (inactive)                                         Pennsylvania
  Republic Loan Holdings, L.L.C.
       f/k/a FMB Real Estate Loan Holdings, L.L.C.                          Maryland
  York Outlet, Limited                                                      Maryland
  York Reading Land, Inc.                                                   Pennsylvania
  York Realty Holding Company, Inc.                                         Maryland
  York Wyndham Land, Inc.                                                   Pennsylvania
  York East Manchester Land, Inc.
      f/k/a York Elizabethtown Land, Inc.                                   Pennsylvania
Allfirst Financial Center National Association                              United States
Allfirst Foundation, Inc.                                                   Maryland
Allfirst Leasing Corporation                                                Maryland
Allfirst Life Insurance Corporation                                         Arizona
Allfirst Mortgage  Corporation                                              Maryland
Allfirst Preferred Capital Trust                                            Delaware
Allfirst Preferred Asset Trust                                              Delaware
Beechwood Investments Ltd.                                                  British West Indies
  Beechwood Investments-Chile Ltda                                          Chile
     Forestal San Jose, S.A. (Indirect Ownership)                           Chile
Compania Caceres Y Virtudes, Grand Cayman                                   British West Indies
  Portuaria Coronel, S.A.  (Indirect Ownership)                             Chile
Compania La Proa, Ltd.                                                      British West Indies
  Bemberg Industrial, S.A. (B.I.S.A.)  (Indirect Ownership)                 Argentina
Fariza Ltd.                                                                 British West Indies
  Fariza-Chile Ltda                                                         Chile
     Forestal San Jose, S.A.  (Indirect Ownership)                          Chile
First Center Corporation                                                    Maryland
  Pratt-Greene Associates Limited Partnership
     (Indirect Ownership)                                                   Maryland
First Greene Corporation                                                    Maryland
  Pratt-Greene Associates Limited Partnership
     (Indirect Ownership)                                                   Maryland
First Maryland Capital I                                                    Delaware
First Maryland Capital II                                                   Delaware
First Maryland Commercial Holdings Corporation                              Maryland
First Maryland Holdings Corporation                                         Maryland
  First Manufactured Housing Credit Corporation                             New York

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
     First Carolina Financial Corporation                                   South Carolina
First Maryland Personnel Services, Inc.                                     Maryland
First National Mortgage Corporation                                         Maryland
Indian River Capital Corporation                                            Delaware
Juragua Limited                                                             British West Indies
  Inversiones Industriales SA (Indirect Ownership)                          Chile
Melquiades Limited                                                          British West Indies
  Jugos del Sur, S.A. (Indirect Ownership)                                  Argentina
  Jugos Alcon  (Indirect Ownership)                                         Argentina
Miranda Holdings, Ltd                                                       Isle of Man
Santelices Limited                                                          British West Indies
  Inversiones Industriales SA (Indirect Ownership)                          Chile
Williams, Daniels & Associates, Inc.
  f/k/a  First Maryland Agency Incorporated                                 Maryland
Zirkin-Cutler Investments, Inc.                                             Maryland

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